Psychemedics Corporation Announces Record Q1 Revenues And Earnings

DECLARES 83rd CONSECUTIVE QUARTERLY DIVIDEND

ACTON, Mass., April 25, 2017 /PRNewswire/ -- Psychemedics Corporation (NASDAQ: PMD) today announced first quarter financial results for the period ended March 31, 2017. The Company also announced a quarterly dividend of $0.15 per share payable to shareholders of record as of May 8, 2017, to be paid on May 18, 2017. This will be the Company's 83rd consecutive quarterly dividend.

The Company's revenue for the quarter ended March 31, 2017 was $10.2 million versus $6.7 million for the quarter ended March 31, 2016, an increase of 53%. Net income for the quarter ended March 31, 2017 was $1.5 million or $0.27 per share, versus a net loss of $23 thousand or $0.00 per share for the comparable period last year.

Raymond C. Kubacki, Chairman and Chief Executive Officer, said,

"This quarter was a record for revenue and earnings for any first quarter in the Company's history. The significant growth for the quarter was driven by our international business, specifically professional driver testing in Brazil. Additionally, we also continued to see pick-up in our domestic business, with especially robust growth in the Oil & Gas sector.

"The improvement in our bottom line was primarily driven by increased revenue. However, the change from the comparable period in 2016 was also impacted by the ramp up costs we incurred in the 2016 period related to Brazil operations, which depressed earnings for that quarter by $0.10 per share."

"As of March 2017, the Brazilian law mandating hair testing for professional drivers has been in effect for a full year with very positive results for the people of Brazil and our Company's earnings. We are also pleased to report that even with this significant additional business, we have continually maintained superior customer service to our domestic customers. In fact, our testing turnaround time, a key component to our customers' programs, has improved since the Brazil professional license business began.

"The Brazil professional drivers' market is large and will expand further in September 2018 when professional driver license renewals go from every 5 years to every 2 ½ years. While we are obviously pleased with our progress, we recognize that there are continual challenges that accompany any new large market as it develops, and we plan to address them as they may occur.

"The Company's balance sheet remains strong with approximately $6.9 million in cash and $7.2 million of working capital at March 31, 2017. The total equipment financing outstanding at such time was $3.1 million. Our directors share our confidence in the future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we grow. Therefore, we are pleased to declare a quarterly dividend of $0.15 per share. This dividend represents our 83rd consecutive quarterly dividend."

Psychemedics Corporation is the world's largest provider of hair testing for the detection of drugs of abuse. The Company's patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com

Cautionary Statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities, challenges associated with the development of new markets, profitability, pricing, new accounts, customer base, market share, test volume, sales and marketing strategies, U.S. and foreign drug testing laws and regulations and the enforcement of such laws and regulations, required investments in plant, equipment and people and new test development) may be "forward looking" statements. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, U.S. and foreign government regulation, including but not limited to FDA regulations, Brazilian laws and regulations, proposed laws and regulations, currency risks, R&D spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities), the Company's ability to maintain its reputation and brand image, the ability of the Company to achieve its business plans, cost controls, leveraging of its global operating platform, risks of information technology system failures and data security breaches, the uncertain global economy, the Company's ability to attract, develop and retain executives and other qualified employees and independent contractors, including distributors, the Company's ability to obtain and protect intellectual property rights, litigation risks, general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Corporation Condensed Statements of Operations (in thousands, except per share amounts) (UNAUDITED)

	Three Months Ended
	March 31,
	2017	2016

Revenues	$ 10,209	$ 6,667
Cost of revenues	4,893	3,929

Gross profit	5,316	2,738

Operating Expenses:
General & administrative	1,475	1,252
Marketing & selling	1,243	1,127
Research & development	330	360

Total Operating Expenses	3,048	2,739

Operating income (loss)	2,268	(1)
Interest expense, net	(22)	(35)

Net income/(loss) before provision for/(benefit) from income taxes	2,246	(36)

Provision for / (Benefit) from income taxes	746	(13)

Net income / (loss)	$ 1,500	$ (23)

Basic net (loss) / income per share	$0.27	$0.00

Diluted net (loss) / income per share	$0.27	$0.00

Dividends declared per share	$0.15	$0.15

Psychemedics Corporation Balance Sheets (in thousands, except par value) (UNAUDITED)

	March 31,	December 31,
	2017	2016

ASSETS
Current Assets:
Cash and cash equivalents	$ 6,869	$ 3,938
Accounts receivable, net of allowance for doubtful accounts
of $58 in 2017 and $50 in 2016	3,787	5,837
Prepaid expenses and other current assets	1,171	1,079
Total Current Assets	11,827	10,854

Fixed Assets, net of accumulated amortization and depreciation
of $9,577 in 2017 and $8,900 in 2016	13,055	13,358
Other assets	813	820

Total Assets	$ 25,695	$ 25,032

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 622	$ 1,363
Accrued expenses	2,889	1,988
Current portion of long-term debt	1,144	1,144
Total Current Liabilities	4,655	4,495

Long-term debt	1,951	2,237
Deferred tax liabilities, long-term	2,638	2,693
Total Liabilities	9,244	9,425

Commitments and Contingencies (Note 7)

Shareholders' Equity:
Preferred stock, $0.005 par value, 873 shares authorized,
no shares issued or outstanding	--	--
Common stock, $0.005 par value; 50,000 shares authorized
6,128 shares issued in 2017 and 2016	31	31
Additional paid-in capital	30,766	30,603
Accumulated deficit	(4,264)	(4,945)
Less - Treasury stock, at cost, 668 shares in 2017 and 2016	(10,082)	(10,082)

Total Shareholders' Equity	16,451	15,607

Total Liabilities and Shareholders' Equity	$ 25,695	$ 25,032

Contact:
Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com